UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	98-0514342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

Signature

Item 3.01                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

On December 22, 2008, Apex Silver Mines Limited (the “Company”) received a notice from NYSE Alternext US LLC (the “Exchange”), dated December 19, 2008, stating that the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses that are so substantial in relation to its overall operations or existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether it will be able to continue operations and/or meet its obligations as they mature.

The Company does not expect that it will be able to regain compliance with this listing standard and expects that the Exchange will commence delisting proceedings with respect to the Company’s ordinary shares in early January 2009.  The Company does not expect that it will appeal any decision by the Exchange to delist the ordinary shares.

The Company anticipates that upon delisting of the ordinary shares, the ordinary shares will commence trading in the over-the-counter market.

The delisting of the ordinary shares from the Exchange will not affect Apex Silver’s reporting obligations under the rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2008

Apex Silver Mines Limited

By:	/s/ Gerald J. Malys
Name:	Gerald J. Malys
Title:	Senior Vice President and
Chief Financial Officer